UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, the Board of Directors (the “Board”) of Equifax Inc. (the “Company”) appointed Barbara A. Larson as an independent director, to serve a term expiring at the Company’s 2025 Annual Meeting of Shareholders. With the appointment of Ms. Larson, the size of the Board is set at ten directors, nine of whom are independent.

The Board has determined that Ms. Larson is independent and meets the applicable independence requirements of the New York Stock Exchange and the Company’s Guidelines for Determining the Independence of Directors. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Larson or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The appointment of Ms. Larson was not pursuant to any arrangement or understanding between her and any other person.

Ms. Larson will be compensated in accordance with the Company’s previously-disclosed compensation program for its non-employee directors as disclosed in the Company’s most recent proxy statement. Ms. Larson will also enter into the Company’s standard form of indemnification agreement for directors.

A copy of the Company’s press release announcing Ms. Larson’s appointment is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2024, the Company held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 114,124,308 shares were represented in person or by valid proxy at the Annual Meeting and the Company’s shareholders took the following actions:

1. Election of Directors. Shareholders elected nine directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The vote totals for each of these individuals is set forth below:

Director	Shares For	Shares Against	Shares Abstained
Mark W. Begor	109,022,573	560,817	49,943
Mark L. Feidler	99,478,693	7,525,328	2,629,312
Karen L. Fichuk	109,302,326	286,903	44,104
G. Thomas Hough	108,279,410	1,300,088	53,835
Robert D. Marcus	103,351,834	6,229,231	52,268
Scott A. McGregor	109,181,994	400,222	51,117
John A. McKinley	105,770,208	3,810,621	52,504
Melissa D. Smith	105,605,238	3,984,307	43,788
Audrey Boone Tillman	106,810,303	2,780,668	42,362

There were 4,490,975 broker non-votes with respect to each director nominee listed above.

2. Advisory Vote to Approve Named Executive Officer Compensation. Shareholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. The vote totals were 99,361,137 shares for, 10,166,264 shares against, 105,932 share abstentions and 4,490,975 broker non-votes.

3. Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024. The vote totals were 109,773,935 shares for, 4,301,402 shares against and 48,971 share abstentions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 2, 2024, announcing appointment of Barbara A. Larson as a director.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date:	May 7, 2024